UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

November 10, 2011
Date of Report (Date of earliest event reported)

AgFeed Industries, Inc.
(Exact name of registrant as specified in its charter)

Nevada	001-33674	20-2597168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Ident. No.)

744 Horizon Court, Suite 350
Grand Junction, Colorado		81506
(Address of principal executive offices)		(Zip Code)

(970) 245-9410
Registrant’s telephone number, including area code

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 2.06	Material Impairments.

On November 10, 2011, the audit committee of the board of directors of AgFeed Industries, Inc. (the “Company”) concluded, based upon management’s report and recommendation to the committee, that generally accepted accounting principles applicable to the Company require the Company to record in its financial statements an additional non-cash impairment charge of approximately $7 million related to certain of the accounts receivable of its Chinese animal nutrition business.  As previously reported, during the three months ended June 30, 2011, the Company wrote down these accounts receivable by $14.3 million.  The additional $7 million impairment charge results from the Company’s discovery in late October 2011 of Chinese court-ordered settlement agreements relating to certain of the remaining accounts receivable.  These settlement agreements were originally entered into between July 7, 2011 and July 28, 2011.  The Company does not believe this impairment charge will result in future cash expenditures relating to the write down of those accounts receivable of its Chinese animal nutrition business subject to the Chinese court-ordered settlement agreements, subject to the matters described in Items 4.02, 7.01 and 8.01 of this Current Report on Form 8-K.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

Based upon the additional impairment discussed above in Item 2.06 “Material Impairments,” on November 10, 2011, the Company’s audit committee concluded that the Company’s previously issued unaudited interim financial statements for the quarter ended June 30, 2011 should be restated for the reasons discussed below.  The Company’s audit committee reached this conclusion after discussing these matters with management and McGladrey & Pullen, LLP, the Company’s independent registered public accounting firm.  As a result, the Company’s consolidated balance sheet as of June 30, 2011, the Company’s consolidated statement of operations and other comprehensive income (loss) for the three and six months ended June 30, 2011, the Company’s consolidated statements of cash flows for the six months ended June 30, 2011 and the footnotes thereto should no longer be relied upon.

Based upon management’s review of the matters related to the additional non-cash impairment charge referenced above, the Company has determined to restate its previously issued unaudited consolidated financial statements for the three and six months ended June 30, 2011.  The restatement will correct an accounting error relating to the timing of the impairment charge, which should have been reflected in the unaudited interim financial statements for the period ended June 30, 2011 and the footnotes thereto.  The settlement agreements were entered into between July 7, 2011 and July 28, 2011 and should have been considered in determining the Company’s accounts receivable as of June 30, 2011.

As a result of the restatement, the Company currently expects that previously reported accounts receivable, net of allowance for doubtful accounts, total assets and total equity would each decrease as of June 30, 2011 by the amount of the additional non-cash impairment charge and that receivable credit and collection losses and net loss would correspondingly increase for the three and six months ended June 30, 2011.  The Company expects to file its restated financial statements as soon as practicable.

As described in Item 8.01 of this Current Report on Form 8-K, management has identified a material weakness in the Company’s internal control over financial reporting.  Management is continuing to assess the effect of the restatement on the Company’s internal control over financial reporting and its disclosure controls and procedures.  Management will not reach a final conclusion regarding the restatement’s effect on the Company’s internal control over financial reporting and disclosure controls and procedures until completion of the restatement process.

The amounts of the restatement and anticipated impact are based on the Company’s current expectations based upon available information.  However, as described in Item 8.01 of this Current Report on Form 8-K, the investigation by the special committee is ongoing, and the Company is continuing to review previously issued financial statements relating to other periods.  As a result of the ongoing review by the special committee and the Company, additional material adjustments to the Company’s previously issued financial statements could be required, and the amounts of the restatement may differ materially from the estimates included in this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

The Company currently intends to allow its letters of intent to acquire Kansas City Sausage Company, LLC and Pine Ridge Farms, LLC terminate pursuant to their respective terms on December 1, 2011.  Accordingly, the Company’s projections relating to 2012 should no longer be relied upon.

Item 8.01	Other Events.

Proceedings.  As described in the press release issued by the Company on September 29, 2011, the investigation of the special committee of the board of directors relates to the accounting relating to certain of the Chinese farm assets (acquired during 2007 and 2008) used in the Company’s Chinese hog production business, the validity and collectability of certain of the Company’s accounts receivables relating to its Chinese animal nutrition business, and any other issues that may arise during the course of its investigation.  The U.S. Securities and Exchange Commission is conducting an investigation into those matters disclosed in the press release, and the Company is cooperating fully with that investigation.

Seven putative shareholder class action complaints were filed between October 18, 2011 and November 2, 2011, against the Company and a number of its current and former executive officers and directors.  Five of these putative class actions were filed in the United States District Court for the Middle District of Tennessee and two were filed in the United States District Court for the District of Colorado.  The complaints assert claims under Sections 10 and 20(a) of the Securities Exchange Act of 1934 on behalf of persons who purchased the Company’s stock during the period March 12, 2008, and September 29, 2011.  The complaints generally allege that the Company and its officers and directors made materially false or misleading statements regarding the Company’s financial results.  The Company intends to defend vigorously against these claims.  At this time, the Company cannot predict the probable outcome of these claims.

The Company has incurred, and continues to incur, significant costs and expenses in connection with the investigation by the special committee and the pending litigation, which has had and is expected to continue to have a material adverse effect on the Company’s business, operations, financial results and financial condition.  If the Company does not prevail in the class action lawsuits, the Company may be required to pay a significant amount of monetary damages, which also would have a material adverse effect on the Company’s business, operations, financial results and financial condition.

Three putative shareholder derivative actions have been filed on behalf of the Company.  Two of these actions were filed in the United States District Court for the District of Colorado and one was filed in the United States District Court for the Middle District of Tennessee.  The complaints assert claims under Nevada law for breach of fiduciary duty, abuse of control, gross mismanagement, waste, unjust enrichment, and indemnification against current and former members of the Company’s board of directors and seek to recover for damages on behalf the Company.  The complaints are based upon the same events alleged in the shareholder class actions.  At this time, the Company cannot predict the probable outcome of these claims.

Assessment of Internal Control Over Financial Reporting.  The Company is aware that the occurrence of a restatement of previously issued consolidated financial statements can indicate material weaknesses in internal control over financial reporting.  As a result of the Company’s ongoing review of issues related to the additional impairment charge, the Company’s chief executive officer and chief financial officer have determined that certain control deficiencies existed at the Company.  Specifically, the Company has determined that the non-timely reporting to management of the above-referenced settlement agreements, which impacted management’s assessment of the valuation of the related receivables, constitutes a material weakness.  The Company’s management is working to address this material weakness.

As the special committee works to complete its investigation and the Company’s independent registered public accounting firm completes its audit of the Company’s consolidated financial statements as of and for the year ended December 31, 2011, it is possible that additional control deficiencies may be identified in addition to, or that are unrelated to, the Company’s review described above.  These control deficiencies may represent one or more material weaknesses.  Other information of which the Company is not currently aware may arise during the preparation of the Company’s restated consolidated financial statements that could, among other things, cause the final impact and amounts of the restatement to differ materially from what is described in this Current Report on Form 8-K.  See Part I, Item 4 of the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2011 for information regarding other material weaknesses.

*           *           *

Disclosures About Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the safe harbor provisions of the Private Securities Litigation Report Act of 1995.  All statements other than those that are purely historical are forward-looking statements. Words such as “expect,” “anticipate,” “believe,” “estimate,” “intend,” “plan,” “potential” and similar expressions also identify forward-looking statements.  Forward-looking statements include statements regarding expected materiality or significance, the quantitative effects of the restatement, and any anticipated conclusions of the Company, the special committee, the audit committee or management.  The Company undertakes no commitment to update or revise forward-looking statements except as required by law.

Because these forward-looking statements involve risks and uncertainties, there are important factors that could cause the Company’s actual results, as well as the Company’s expectations regarding materiality or significance, the restatement’s quantitative effects, the effectiveness of the Company’s disclosure controls and procedures, and material weaknesses in internal control over financial reporting, to differ materially from those in the forward-looking statements.  These factors include, among other things, the results of the investigation of the special committee of the board of directors relating to the accounting relating to certain of the Chinese farm assets (acquired during 2007 and 2008) used in the Company’s Chinese hog production business, the validity and collectability of certain of the Company’s accounts receivable relating to its Chinese animal nutrition business, and any other issues that may arise during the course of its investigation; the impact of any restatement of financial statements of the Company or other actions that may be taken or required as a result of such investigation or as result of the Company’s evaluation of the application of U.S. GAAP; the risk if the Company does not file periodic reports in a timely manner; litigation, including the pending securities class action and other litigation related to the investigation of the special committee and the restatement of the Company’s consolidated financial statements and potential liability for a substantial damage award and indemnification obligations; the risk that additional information may arise from the preparation of the Company’s restated consolidated financial statements; the risk that the Company’s internal control over financial reporting may be inadequate or have weaknesses of which the Company is not currently aware or which have not been detected; and the implementation of  remedial measures addressing any material weaknesses.  Furthermore, there can be no assurance that additional issues or matters will not arise from the matters discussed above in Item 8.01 “Other Events” under “Proceedings.”

For a discussion of a variety of risk factors affecting the Company’s business and prospects, see “Item 1A — Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (“2010 10-K”), as supplemented by the reports the Company has filed since the 2010 10-K, as well as the additional risk factors noted above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGFEED INDUSTRIES, INC.

Dated: November 10, 2011

	By:	/s/ Clayton T. Marshall
Clayton T. Marshall
Chief Financial Officer